UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)
(608) 238-8008
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 18, 2015, First Business Financial Services, Inc. (the "Company") held its Annual Meeting of Shareholders (the "Annual Meeting") to: (1) elect three Class II directors to hold office until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified; (2) approve, in a non-binding, advisory vote, the compensation of the Company's named executive officers; (3) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Of the aggregate 4,336,161 shares of the Company's common stock issued and outstanding as of the close of business on the record date, March 18, 2015, 3,940,659 or 90%, were represented in person or by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s shareholders voted as follows:

(1)	Election of the below-named nominees to the Board of Directors of the Company (the "Board"):

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Mark D. Bugher	3,361,681	111,622	467,355
Corey A. Chambas	3,381,235	92,068	467,355
John J. Harris	3,378,074	95,229	467,355

The three nominees listed above were elected by a plurality to serve on the Board. Further, each nominee received in excess of 96% of the shares voted in favor of his or her election.

(2)	Approval in a non-binding, advisory vote, of the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,768,771	652,103	52,429	467,355

This matter was approved by shareholders with 79% of shares voted cast in favor of the proposal.

(3) Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,917,474	17,436	5,748	—

This matter was approved by shareholders with 99% of shares voted cast in favor of the proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: May 21, 2015	By:	/s/ Barbara M. Conley
Barbara M. Conley Senior Vice President and General Counsel